Exhibit 8.1

Vedanta Limited

Subsidiaries of Vedanta Limited

Subsidiaries	Country of incorporation
Cairn Energy India Pty Limited[2]	Australia
Copper Mines of Tasmania Pty Limited (“CMT”)	Australia
Thalanga Copper Mines Pty Limited (“TCM”)	Australia
Bharat Aluminium Company Limited (“BALCO”)	India
Electrosteel Steels Limited	India
Goa Sea Port Private Limited	India
Hindustan Zinc Limited (“HZL”)	India
MALCO Energy Limited (“MEL”)	India
Maritime Ventures Private Limited	India
Paradip Multi Cargo Berth Private Limited	India
Sesa Mining Corporation Limited	India
Sesa Resources Limited (“SRL”)	India
Sterlite Ports Limited	India
Talwandi Sabo Power Limited (“TSPL”)	India
Vizag General Cargo Berth Private Limited	India
Killoran Lisheen Finance Limited(a)	Ireland
Killoran Lisheen Mining Limited	Ireland
Lisheen Milling Limited[3]	Ireland
Lisheen Mine Partnership	Ireland
Vedanta Exploration Ireland Limited(a)	Ireland
Vedanta Lisheen Holdings Limited	Netherlands
Vedanta Lisheen Mining Limited	Ireland
AvanStrate Inc. (‘ASI’)	Japan
Cairn India Holdings Limited	Jersey
Western Cluster Limited	Liberia
Bloom Fountain Limited	Mauritius
CIG Mauritius Holdings Private Limited(a)	Mauritius
CIG Mauritius Private Limited(a)	Mauritius
THL Zinc Limited	Mauritius
THL Zinc Ventures Limited	Mauritius
Amica Guesthouse (Proprietary) Limited	Namibia
Namzinc (Proprietary) Limited	Namibia
Skorpion Mining Company (Proprietary) Limited (‘NZ’)	Namibia
Skorpion Zinc (Proprietary) Limited (‘SZPL’)	Namibia
THL Zinc Namibia Holdings (Proprietary) Limited (“VNHL”)	Namibia
Lakomasko BV	Netherlands
Monte Cello BV (“MCBV”)	Netherlands
THL Zinc Holding BV	Netherlands
Cairn Energy Discovery Limited[2]	Scotland
Cairn Energy Gujarat Block 1 Limited	Scotland
Cairn Energy Hydrocarbons Limited	Scotland(b)
Cairn Exploration (No. 2) Limited[2]	Scotland
Black Mountain Mining (Proprietary) Limited	South Africa
Cairn South Africa Pty Limited[4]	South Africa
AvanStrate Korea Inc	South Korea
Cairn Lanka Private Limited	Sri Lanka
AvanStrate Taiwan Inc	Taiwan
Fujairah Gold FZC	United Arab Emirates
Sterlite (USA) Inc.(a)	United States of America
Ferro Alloy Corporation Limited (FACOR) (c)	India
FACOR Alloys corporation Limited(c)	India
FACOR Power Limited(c)	India

(a)	Under liquidation
(b)	Principal place of business is in India
(c)	Acquired with effect from September 21, 2020
1)	The Group also has interest in certain trusts which are neither significant nor material to the Group.
2)	Cairn Exploration (No. 2) Limited and Cairn Energy Discovery Limited have been dissolved w.e.f. September 22, 2020. Cairn Energy India (Pty) Ltd. deregistered on August 26, 2020.
3)	Activity of the company ceased in February 2016.
4)	deregistered w.e.f. April 06, 2021.